SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               FINISHMASTER, INC.
                (Name Of Registrant As Specified In Its Charter)

                               FINISHMASTER, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
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                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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         (1)      Amount Previously Paid:
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

                               FINISHMASTER, INC.
                          54 MONUMENT CIRCLE, SUITE 600
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-3678

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                             TO BE HELD MAY 11, 2000

To the Shareholders of FinishMaster, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of FinishMaster, Inc., an Indiana corporation (the "Company"), will be held at the Columbia Club, 121 Monument Circle, 10th Floor, Indianapolis, Indiana on Thursday, May 11, 2000, at 9:30 a.m., local time, for the following purposes, which are more completely set forth in the accompanying proxy statement.

         1. Election of Directors. To elect eight (8) Directors for the ensuing year.

         2. Other Business. To transact such other business as may properly come before the meeting.

         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 31, 2000. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

                                            By Order of the Board of Directors


                                            /s/ Andre B. Lacy
                                            Andre B. Lacy, Chairman of the Board
                                            and Chief Executive Officer

Indianapolis, Indiana
April 7, 2000

                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               FINISHMASTER, INC.
                          54 Monument Circle, Suite 600
                           Indianapolis, Indiana 46204

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of FinishMaster, Inc., an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, on Thursday, May 11, 2000, at the Columbia Club, 121 Monument Circle, 10th Floor, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about April 7, 2000.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice of the shareholder's revocation at any time before the commencement of the meeting (Robert R. Millard, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204), (ii) submitting a duly executed proxy bearing a later date, or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         The purpose of this Annual Meeting of Shareholders shall be to (i) elect Directors and (ii) transact such other business as may properly come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Common Stock is the only voting stock of the Company. Holders of record at the close of business on March 31, 2000, are entitled to one (1) vote for each share of Common Stock held. As of March 1, 2000, there were 7,539,140 shares of the Company's Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Holders of Common Stock entitled to vote at the meeting do not have cumulative voting rights in respect of the election of Directors.

         In an election of Directors, each Director is elected by a plurality of the votes cast. Other actions are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting. Although Indiana law and the Articles of Incorporation and Bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors, but will have the same effect as a vote against a particular issue with regard to the other matters to be considered.

Security Ownership By Principal Holders

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 2000, by each person who is known to the Company to own 5% or more of its Common Stock:

     Number of Shares of
     Name and Address of                    Common Stock
     Beneficial Owner                    Beneficially Owned        % of Class
----------------------------             ------------------        ----------
Lacy Distribution, Inc.(1)                5,587,516(1)                74.1%
54 Monument Circle, Suite 800
Indianapolis, Indiana   46204

Dimensional Fund Advisors Inc. (2)(3)       515,500(2)                 6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401


(1) Lacy Distribution, Inc., an Indiana corporation ("Distribution"), is a wholly-owned subsidiary of LDI, Ltd., an Indiana limited partnership ("LDI"). LDI has two general partners: LDI Management, Inc. ("LDIM"), its corporate managing general partner, and Andre B. Lacy, the Chairman and Chief Executive Officer of the Company. Distribution, LDI, LDIM and Andre B. Lacy have jointly filed a Schedule 13D to report beneficial ownership of the 5,587,516 shares held of record by Distribution. Andre
         B. Lacy, individually, owns an additional 25,000 shares of the Company's Common Stock and has 28,800 shares subject to options exercisable within 60 days.

(2) This information is based on Schedules 13D or 13G filed by the beneficial owner with the Securities and Exchange Commission. It does not reflect changes in those shareholdings which may have occurred since the dates of those filings.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described above that are owned by the Funds. All securities reported here are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Company. The Board of Directors currently consists of eight members. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees to the Board of Directors listed below under the caption "Director Nominees," to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. Proxies will be voted only to the extent of the number of nominees named. At this time, the Board of Directors knows of no reason why any nominee may not be able to serve as a Director if elected. Directors are elected to serve until the next Annual Meeting or until their successors are elected and qualified.

Security Ownership by Directors and Executive Officers

         The following table sets forth information as of March 1, 2000, with respect to the number and percentage of shares of Common Stock beneficially owned by (i) each Director and Director nominee, (ii) each Named Executive Officer (as defined below), and (iii) all Directors and executive officers of the Company as a group.

                                                            Amount and Nature
                                                         of Beneficial Ownership
                                                          of Common Stock as of
                                                             March 1, 2000 (1)
                                                   ----------------------------------------
Name of                         Director of          Sole Voting &        Shared Voting &     Percentage
Beneficial Owner (1)           Company Since       Investment Power      Investment Power     of Class
----------------------         -------------       ----------------      ------------------   ----------
Directors and
Director Nominees:
Andre B. Lacy                       1996              53,800 (3)           5,587,516 (2)        74.1%
Thomas U. Young                     1996              72,000 (4)
Margot L. Eccles                    1996               1,000               5,587,516 (2)        74.1%
Walter S. Wiseman                   1996               5,377 (5)                 -               *
Peter L. Frechette                  1996              10,377 (5)                 -               *
Michael L. Smith                    1997               7,877 (5)                 -               *
David W. Knall                      1998              40,827 (5)                 -               *
Wesley N. Dearbaugh                 1999              15,000 (6)                 -               *

Other Executive Officers:
Thomas E. Case
   Senior Vice President              -               15,000 (6)                 -               *
J.A. Lacy
   Senior Vice President              -               11,000 (7)                 -               *
Robert R. Millard
   Senior Vice President,
   Secretary, Treasurer &
   Chief Financial Officer            -               10,000 (7)                 -               *
Roger A. Sorokin
   Senior Vice President              -               44,000 (8)                 -               *
Charles R. Stephenson,
   Senior Vice President              -               21,000 (9)                 -               *
Charles VanSlaars
   Senior Vice President              -               17,000 (10)                -               *
All directors and executive
officers as a group (14)              -              324,258               5,587,516(2)          4.2%


* Beneficial ownership does not exceed one percent (1%).

(1) Based upon information furnished by the respective directors, director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the director nominees or executive officers residing in their homes.

Footnotes continued on following page.

(2) Includes all 5,587,516 shares of Common Stock held directly by Distribution. Mr. Lacy, the Chairman and CEO of the Company, is a general partner of LDI, the parent entity of Distribution. Mr. Lacy is also the sole shareholder and the Chairman, President and Chief Executive Officer of LDIM, and he is the Chairman and Chief Executive Officer of Distribution. Ms. Eccles serves as a Director and as a Vice President of LDIM and as a Director and Vice President of Distribution. Due to their positions with LDIM and Distribution, Mr. Lacy and Ms. Eccles may be deemed to have voting and dispositive power with respect to these shares, and therefore to own such shares beneficially under applicable regulations.

(3)      Includes 28,800 shares subject to option.

(4)      Includes 72,000 shares subject to option.

(5)      Includes 4,556 shares subject to option.

(6)      Includes 15,000 shares subject to option.

(7)      Includes 10,000 shares subject to option.

(8)      Includes 44,000 shares subject to option.

(9)      Includes 21,000 shares subject to option.

(10)     Includes 17,000 shares subject to option.

Director Nominees

         The  following   information  is  furnished   concerning  the  Director
nominees, all of whom have been nominated by the Board of Directors.

         Mr. Lacy (age 60) was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in July, 1996. Mr. Lacy is President,
Chief Executive Officer and Chairman of the Board of Directors of LDIM, the corporate managing general partner of LDI. Mr. Lacy, individually, also serves as a general partner of LDI. Mr. Lacy serves as President, Chief Executive Officer and Chairman of the Board of Directors of Distribution. Except for his positions with the Company, Mr. Lacy has served in these capacities for more than the previous five years. Mr. Lacy is also the Chairman of the Board of Directors and Chief Executive Officer of Thompson PBE, Inc., a Delaware corporation ("Thompson"), which was acquired by the Company in November, 1997. Mr. Lacy also serves as a director of IPALCO Enterprises, Inc., Herff Jones, Inc., The National Bank of Indianapolis, and Patterson Dental Company. Mr. Lacy is the brother of Margot L. Eccles and the father of J.A. Lacy.

         Mr. Young (age 67) serves as Vice Chairman of the Board of Directors of the Company. From July 1996 until May 1999, Mr. Young served as President and Chief Operating Officer of the Company. Mr. Young also served as President,
Chief Operating Officer and a director of Thompson from July 1996 to February 2000. From 1989 until May 31, 1996, Mr. Young served as the World Wide Director of the Refinish Business for E.I. duPont de Nemours and Company, Wilmington, Delaware.

         Ms. Eccles (age 64) has served as a Director of the Company since July, 1996. She has served as a Director of LDIM and as its Vice President and Assistant Secretary for more than the previous five years. Ms. Eccles also serves as a Director, Vice President and Assistant Secretary of Distribution. She has served as a Director of Thompson since its acquisition by the Company in November, 1997. Ms. Eccles is the sister of Andre B. Lacy and the aunt of J. A. Lacy.

         Mr. Frechette (age 62) has served as a Director of the Company since August, 1996. He has also served as Chairman of the Board, President, and Chief Executive Officer of Patterson Dental Company, a distributor of dental supplies and equipment based in St. Paul, Minnesota, for more than the past five years.

         Mr. Smith (age 51) has served as a Director of the Company since October, 1997. Mr. Smith was named Executive Vice President and Chief Financial Officer of Anthem, Inc., a Blue Cross Blue Shield licensee and provider of health care services, effective in April 1999, having served as a Senior Vice President of such organization since March 1998. Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a physician practice management company and wholly owned subsidiary of Anthem, Inc., from April 1996 to March 1998. Between January, 1996 and March, 1996, Mr. Smith served as President of Somerset Financial Services, an Indianapolis-based provider of financial services and a division of Somerset Group, Inc. Mr. Smith served as Chairman of the Board, President and Chief Executive Officer of Mayflower Group, Inc., an Indianapolis-based holding company with operations in the moving and storage and student transportation industries, between June, 1990 and March, 1995. Mr. Smith also serves as a Director of First Indiana Corporation and Somerset Group, Inc.

         Mr. Wiseman (age 54) has served as a Director of the Company since July, 1996. Effective February 28, 1997, Mr. Wiseman retired as a Vice President of LDIM and as President of Major Video Concepts, Inc. ("MVC"), a wholesale distributor of videocassettes based in Indianapolis, Indiana, and a wholly-owned subsidiary of Distribution, having held such positions for more than the previous five years. From March 1, 1997 to February 28, 1998, Mr. Wiseman served as a consultant to Distribution. In connection with his services for Distribution, Mr. Wiseman was engaged to provide consulting services related to certain administrative and systems functions of the Company following the acquisition of Thompson.

         Mr. Knall (age 55) has served as a Director of the Company since October 1998. Mr. Knall is a Senior Managing Director of McDonald Investments Inc., a regional investment banking, brokerage and investment advisory company. He has held that position since 1983. Mr. Knall first joined McDonald Investments, Inc. in 1969, and he became the manager of that firm's Indianapolis office in 1976. Mr. Knall is a member of the Indianapolis Society of Securities Analysts and of the Board of Arbitrators of the National Association of Securities Dealers (NASD). He serves as a Director of Indianapolis Zoological Foundation, T.M. Englehart, Regenstrief Institute and the Indianapolis Public Library Foundation. He is also a trustee of the Indianapolis Museum of Art, Wabash College and the Christian Theological Seminary.

         Mr. Dearbaugh (age 48) was named President, Chief Operating Officer and a Director of the Company in May, 1999. Prior to joining the Company, Mr. Dearbaugh was president of ATC Distribution Group, a division of ATC Corp., a distributor of transmission parts since 1996. Prior to 1996, Mr. Dearbaugh was a principal with Cummins Southwest Inc., an independent distributor of Cummins diesel engines and parts.

         Except for Andre B. Lacy, J.A. Lacy and Ms. Eccles, no Director or nominee for Director is related to any other Director or nominee for Director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

         The Directors Shall Be Elected upon Receipt of a Plurality of Votes Cast at the Annual Meeting.

Meetings and Committees of the Board of Directors

         The management of the Company is under the direction of the Board of Directors (the "Board"). During the year ended December 31, 1999, the Board met four (4) times in addition to taking a number of actions by unanimous written consent. During such period, no incumbent Director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

         The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and an Independent Directors Committee. For the year ended December 31, 1999, Michael L. Smith (serving as Chair), Peter L. Frechette, David W. Knall and Walter S. Wiseman were appointed to the Audit Committee. The Audit Committee met twice in the year ended December 31, 1999. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures.

         The Compensation Committee consisted of Mr. Wiseman (serving as Chair), Mr. Frechette, Mr. Knall and Mr. Smith. The Compensation Committee determines executive officer salaries and bonuses and administers the Company's stock option plan (acting as the Stock Option Committee). The Compensation Committee met once during the year ended December 31, 1999.

         The Executive Committee has all authority of the Board of Directors during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board or by the By-Laws. The members of the Executive Committee are Andre B. Lacy, Thomas U. Young and Wesley N. Dearbaugh (added in June, 1999). The Executive Committee met seven (7) times during the year ended December 31, 1999.

         The Independent Directors Committee considers issues in which LDI or its affiliates have a real or apparent conflict of interest with the Company. The Independent Directors Committee for the year ended December 31, 1999 consisted of Mr. Frechette (serving as Chair), Mr. Wiseman, Mr. Smith and Mr. Knall. The committee met once during the year ended December 31, 1999.

         The Board does not have a standing nominating committee.

Director Compensation

         Prior to April, 1999, as compensation for serving as Directors, the non-employee Directors were granted options to purchase 1,000 shares of Common Stock annually upon their election to the Board. Since April, 1999, each non-employee Director is given an annual retainer of $19,000 in stock options pursuant to the FinishMaster, Inc. Stock Option Plan, priced as of the first trading day after the Annual Meeting of Shareholders each year. Each non-employee Director also receives $1,250 in Common Stock pursuant to the FinishMaster, Inc. Stock Option Plan, priced and issued as of the first trading day after each quarterly meeting of the Board of Directors. In addition, the non-employee Directors receive $1,000 in cash for each quarterly meeting attended, $750 in cash for each committee meeting attended and $250 for each meeting attended by telephone. All travel expenses for attendance at meetings are reimbursed.

         Directors   of  the  Company  who  are   employees   of   FinishMaster,
Distribution, LDI, LDIM or their affiliates do not receive compensation for their services as Directors.

Compliance with Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") certain reports regarding the ownership of the Company's securities or any changes in such ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those dates during the last year. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with in prior years, except that Thomas U. Young reported a gift of shares made in 1998 on an amended Form 5 in April 2000.

Remuneration of Executive Officers

         The following table summarizes, for the Company's last three completed years ended December 31, 1999, the compensation of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 1999 and each of the other most highly compensated executive officers of the Company who were serving as such at the end of such period and whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the most recent year (collectively, the "Named Executive Officers"). With the exception of Mr. Lacy, who serves as Chief Executive Officer, employees of LDI who serve as officers of the Company serve without compensation from the Company. See "Certain Relationships and Related Transactions."

                           SUMMARY COMPENSATION TABLE


                                                                                       Long-Term
                                                         Annual Compensation         Compensation
                                                      --------------------------      Securities       All Other
Name and                                  Fiscal                                      Underlying        Compen-
Principal Position                         Year         Salary           Bonus        Options(1)         sation
-------------------                       -------     ------------      --------     -------------    ------------
Andre B. Lacy.............................. 1999      $     -- (2)      $    --              --        $    --
Chief Executive Officer                     1998            -- (2)           --          72,000             --
                                            1997            -- (2)           --              --             --

Thomas U. Young............................ 1999      $314,879          $97,466              --        $12,054 (3)
Vice Chairman                               1998       323,000 (4)           --          72,000         73,000 (4)
                                            1997        64,000 (4)           --              --             --

Robert R. Millard.......................... 1999      $171,864          $75,000              --        $ 1,595 (5)
Senior Vice President, Secretary,           1998        39,231 (6)           --          15,000             --
Treasurer & Chief Financial Officer         1997            --               --              --             --

Charles VanSlaars.......................... 1999      $124,780          $35,500           2,000        $ 2,694 (5)
Senior Vice President                       1998        62,500 (7)           --          15,000          1,418 (5)
                                            1997            --               --              --             --

Roger A. Sorokin........................... 1999      $126,282          $32,000           1,000        $ 6,574 (3)
Senior Vice President                       1998       122,307           28,450          15,000         12,259 (8)
                                            1997       100,500               --           5,000          3,211

(1)      Represents the number of shares for which options were granted.

(2) Mr. Lacy serves as Chairman and Chief Executive Officer of the Company with no compensation other than the grant of stock options as determined by the Compensation Committee. See "Compensation Report on Executive Compensation."

(3) Consists of supplemental medical reimbursement, 401(k) plan matching contribution and car allowance.

(4) Represents sums paid by the Company to LDI AutoPaints, Inc. ("AutoPaints") for services provided to the Company by Mr. Young through June 30, 1998 at which time AutoPaints was merged with and into the Company. Represents sums paid by the Company to Distribution for services provided to the Company by Mr. Young after June 30, 1998. During 1998, the sum of salary and all other compensation was invoiced periodically to the Company by AutoPaints and Distribution based on Mr. Young's 1998 salary and other employee fringe benefits.

(5) Consists of supplemental medical reimbursement and 401(k) plan matching contribution.

(6)      Mr. Millard joined the Company in October of 1998.

(7) Mr. VanSlaars became an employee of the Company upon the merger of AutoPaints with and into the Company on June 30, 1998.

(8) Consists of 401(k) plan matching contribution, car allowance and moving expenses and related costs associated with Mr. Sorokin's relocation to Indiana.

              Stock Options Granted in Year Ended December 31, 1999

         The following table sets forth information related to options granted during the year ended December 31, 1999 to each of the Named Executive Officers to whom options have been granted.

                                                                                      Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                            of Stock Price
                                                                                             Appreciation
                                             Individual Grants                            for Option Term
                                                       % of Total
                                                         Options
                                       Securities      Granted to
                       Underlying     Employees in     Exercise or
                         Options          Year         Base Price       Expiration
Name                   Granted (#)        1999            ($Sh)            Date            5%($)(1)     10%($)(1)
-----------------      -----------     -----------     ----------  -----------------       --------     ---------
Charles VanSlaars         2,000           2.4%           $6.59     February 24, 2009         $8,280      $21,006
Roger A. Sorokin          1,000           1.2%           $6.59     February 24, 2009         $4,140      $10,503


(1) These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the Shares and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

         The following table sets forth certain information regarding the total number of stock options held by each of the Named Executive Officers, and the aggregate value of such stock options, as of December 31, 1999. None of such stock options had been exercised as of such date.

         Aggregated Option Exercises in the Year Ended December 31, 1999
                           and Year-End Option Values

                                                           Number of
                                                     Securities Underlying             Value of In-the-Money
                                                     Unexercised Options at             Unexercised Options
                         Shares                          the Year Ended                  at the Year Ended
                       Acquired on      Value           December 31, 1999              December 31, 1999 ($)
Name                  Exercise (#)  Realized ($)    Exercisable   Unexercisable     Exercisable     Unexercisable
----                  ------------  ------------    -----------   -------------     -----------     -------------
Andre B. Lacy             --             --           28,800          43,200      $        0 (1)   $        0 (1)
Thomas U. Young           --             --           48,000          24,000      $93,000.00       $46,500.00
Robert R. Millard         --             --           10,000           5,000      $23,125.00       $11,562.50
Charles Van Slaars        --             --           12,000           5,000      $        0 (1)   $ 2,695.00
Roger A. Sorokin          --             --           39,000           5,000      $ 4,687.50       $ 1,347.50

(1) Since the fair market value of the shares subject to option was less than the exercise price of the options at December 31, 1999, such options were not "in the money."

Compensation Committee Interlocks and Insider Participation

         Mr. Lacy, the Company's Chief Executive Officer, is a member of the Compensation Committee of Patterson Dental Company. Mr. Frechette, who is a Director and member of the Company's Compensation Committee, is the Chief Executive Officer of Patterson Dental Company.

Compensation Committee Report on Executive Compensation

Overview and Philosophy

         The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

         --       Support the achievement of desired Company performance.

         -- Provide compensation that will attract and retain superior talent and reward performance.

         -- Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

         The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

         Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

         The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives based on the Company's ability to meet or exceed a target return on investment. Specific individual performance is also taken into account in determining bonuses.

Stock Option Program

         The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

         The Stock Option Plan was adopted by the Company's Board of Directors in November 1993, and was ratified by the then sole stockholder on November 30, 1993. The Stock Option Plan was amended and restated by the Board of Directors on April 30, 1997 and June 30, 1998. The Stock Option Plan was further amended by the Board of Directors and approved by the Company's shareholders on April 29, 1999. The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options that do not qualify for such treatment. The Stock Option Plan authorizes a committee of directors to award executive and key employee stock options. The Committee functions as the Stock Option Plan committee. Stock options are granted at an option price no less than the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Committee. A total of 750,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan.

         During the year ended December 31, 1999, options for 81,800 shares were granted to officers and key employees.

Deferred Compensation

         The Company's employees participate in the FinishMaster, Inc. 401(k) Employees Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company may also make a discretionary profit-sharing contribution in the proportion the participant's compensation bears to all eligible plan compensation. The Company has agreed to make a matching contribution on the first 6% of employee contributions on a tiered formula based on years of eligibility (first year - 10%, second year - 15%, third year - 20%, fourth year and beyond - 25%). For employees who were participating in the 401(k) plan on December 31, 1998, the Company will make a matching contribution of the employees' contributions of up to 6% of their annual compensation. Contributions must be made from current or retained earnings of the Company and may be contributed in cash or Company Common Stock. All full time employees of the Company or its subsidiary who have completed 90 days of service are eligible to participate in the plan. Participants are immediately 100% vested in all participant contributions and vest 25% per year over five years with respect to company match and discretionary profit-sharing contributions. The plan does not contain an established termination date, and it is not anticipated that it will be terminated at any time in the foreseeable future.

Special Prerequisites

         The executive officers also receive supplemental life insurance (in an amount equal to their annual salaries) and supplemental medical reimbursement up to certain limits ranging from $750 to $2,500 depending on the employee and the number of dependents.

Benefits

         The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for the year ended December 31, 1999.

Chief Executive Officer

         Andre B. Lacy served as the Company's Chief Executive Officer for year ended December 31, 1999, having first been named to such position in July, 1996. Mr. Lacy did not receive any monetary compensation from the Company for the year ended December 31, 1999 for his services as a Director and the Chief Executive Officer of the Company.

         The Compensation Committee of the Company as of the year ended December 31, 1999:

                  Peter L. Frechette
                  David W. Knall
                  Michael L. Smith
                  Walter S. Wiseman - Chairman

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning January 1, 1995 and ending December 31, 1999, with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Index of Non-Financial Companies over the same period, assuming the investment of $100 in the Company's Common Stock, the Nasdaq Market Index (U.S. Companies) and the Nasdaq Non-Financial Index on January 1, 1995, and reinvestment of all dividends. The peer group chosen was the Nasdaq Non-Financial Index. The broad market index chosen was the Nasdaq Market Index (U.S. Companies).

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                                [graph omitted]


                         12/94      3/95       6/95      9/95      12/95   3/96       6/96     9/96      12/96      3/97     6/97
                         -----      ----       ----      ----      -----   ----       ----     ----      -----      ----     ----
Nasdaq - U.S.             100      108.951   124.622   139.634   141.335  147.952   160.005   165.704   173.892   164.463   194.59
Nasdaq - Non Financial    100      108.407   125.352   139.766   139.257  146.266   159.147   163.151   169.159   157.747   186.969
FinishMaster, Inc.        100      168.493   172.603   167.123   142.466  126.027   120.548   101.37     79.452    89.041    95.89

                          9/97     12/97     3/98       6/98      9/98     12/98     3/99      6/99      9/99      12/99
                          ----     -----     ----       ----      ----     -----     ----      ----      ----      -----
Nasdaq - U.S.            227.521  213.073   249.365    256.214   231.347  300.184  336.019    367.463   375.966   545.673
Nasdaq - Non Financial   218.999  198.093   236.693    244.156   220.195  290.275  329.142    359.74    373.643   562.309
FinishMaster, Inc.        82.192  128.767   102.74     115.068    63.704   76.712   67.123     66.444    71.233    86.992



Certain Relationships and Related Transactions

         In connection with the acquisition of Thompson, the Company entered into a Subordinated Note Agreement with LDI dated November 19, 1997, pursuant to which LDI loaned the Company $30 million on an unsecured basis. The obligation bears interest at a rate of 9%, with interest payable quarterly and with principal due on May 19, 2004. Repayment of this obligation is subordinated to the Company's bank credit facility. During December 1999, LDI sold $10.2 million of the Subordinated Note Agreement to two unaffiliated trusts. On March 27, 1998, the Company entered into a Credit Agreement with LDI pursuant to which LDI agreed to make available to the Company a $10 million unsecured, revolving line of credit for a one year period. The Credit Agreement expired on June 29, 1999 and is no longer available to the Company. The Company believes that the Subordinated Note Agreement and the Credit Agreement are on terms at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

         Effective March 1, 1998, the Company relocated its administrative headquarters from Kentwood, Michigan to newly renovated office space located in Indianapolis, Indiana and leased by the Company from LDI. In the year ended December 31, 1999, the Company made lease and repair and maintenance payments to LDI for this space of $214,000. The Independent Directors Committee has reviewed the terms of the lease, completed an analysis of comparable market rates and has determined that such lease terms are fair to the Company. The Board of Directors has also considered the terms of the lease and believes that the terms of the lease are at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

         The Company receives certain managerial services (e.g., insurance and certain employees) from LDI. Expenses related to such services amounted to $158,000 for the year ended December 31, 1999. The Company believes the cost of those services is as fair as if they were provided by an unaffiliated third party.

                                   ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as auditors for the Company for the year ended December 31, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires. Such representative will also be available to respond to any appropriate questions shareholders may have. The Board of Directors of the Company has not yet completed the process of selecting an independent public accounting firm to audit its books, records and accounts for the fiscal year ended December 31, 2000.

                        VOTE REQUIRED TO APPROVE MATTERS

         A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for the meeting. Abstentions, "broker non-votes" (i.e., where brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and votes withheld will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors, but will have the same effect as a vote against a particular issue with regard to any other matters to be considered.

         The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to have been cast. The Company's shareholders do not have the power to cumulate votes in the election of Directors by (i) multiplying the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and (ii) casting the product for a single candidate or distributing the product among two or more candidates.

         Other actions are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the next annual meeting, shareholder proposals must be received at the Company's principal office, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204, Attention: Secretary, no later than December 8, 2000, and must otherwise comply with the requirements of Rule 14a-8.

         In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 21, 2001, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, Directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

         Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                            By Order of the Board of Directors


                                            /s/ Andre B. Lacy
                                            Andre B. Lacy, Chairman of the Board
                                               and Chief Executive Officer

[ X ] Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" the listed proposition.

1. The election as directors of all nominees listed below for a one year term expiring at the next annual meeting, except as marked to the contrary.
     Nominees: (01) Andre B. Lacy, (02) Thomas U. Young, (03) Wesley N. Dearbaugh, (04) Margot L. Eccles, (05) Walter S. Wiseman, (06) Peter L. Frechette, (07) Michael L. Smith and (08) David W. Knall

         For All Nominees [  ]          [  ] Withheld From all Nominees

      [ ] _______________________________________________
          For all nominees except as noted above

2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of the proxy, a notice of the meeting, a proxy statement, an Annual Report on Form 10-K and an Investment Brief to Shareholders.

Please sign as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature:__________________________          Date:_______________________

Signature:__________________________          Date:_______________________